Exhibit 10.1

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS THAT GlyEco, Inc. and Recovery Solutions & Technologies, Inc., (hereinafter referred to as “Seller”), a Nevada corporation and an Arizona corporation with their principal offices at PO Box 10112, Rock Hill, SC 29731 and 4802 E Ray Rd., Ste. #23-30, Phoenix, AZ, for the consideration of $1,500,000.00, paid to it by NFS Leasing, Inc., (hereinafter referred to as “Buyer”), with its principal place of business at 900 Cummings center, Suite 226-U, Beverly, MA 01915 has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant and assign, all of its right, title and interest in certain machinery, equipment and other personal property (herein called “the Equipment”), which Equipment is described in the Schedule A which is attached hereto and made a part hereof, to Buyer. Included in the sale of the Property are the unexpired term of any manufacturers’ warranties (if any), which Seller hereby assigns to Buyer to the fullest extent allowed by the manufacturer.

TO HAVE AND TO HOLD all and singular the Equipment by these present bargained, sold and confirmed unto the Buyer, its successors and assigns, forever.

AND, Seller, for itself, its successors and assigns, does hereby covenant with Buyer, and represents and warrants to Buyer, that at the time of this sale Seller is the lawful owner of the Equipment and Seller’s title to the Equipment is free and clear of all liens, claims and encumbrances of any nature whatsoever, and Seller shall defend such title and hold Buyer harmless against any such liens or claims.

SELLER DOES NOT, EXCEPT AS SET FORTH ABOVE, WARRANT THE EQUIPMENT IN ANY RESPECT, EITHER EXPRESSLY OR BY IMPLICATION, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS OR ADEQUACY FOR ANY PURPOSE OR USE, QUALITY, PRODUCTIVENESS OR CAPACITY OF SAID EQUIPMENT.

This instrument, and the rights and obligations of the parties hereto, shall be governed by and construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed in its name by an authorized signatory as of the 31 day of March, 2017.

Seller: GlyEco, Inc.

By:	/s/ Ian Rhodes
Name:	Ian Rhodes
Title:	CEO

Seller: Recovery Solutions & Technologies, Inc.

By:	/s/ Ian Rhodes
Name:	Ian Rhodes
Title:	CEO

LEASE AGREEMENT

AMENDMENT NO. 1 TO

BILL OF SALE

DATED AS OF 3/31/2017

Executed by

GlyEco, Inc and Recovery Solutions & Technologies. Inc. (“Seller”)

For the Benefit of NFS Leasing. Inc. (“Buyer”)

This Amendment is made part of and modifies the Bill of Safe dated as of March 31, 2017, by GlyEco, Inc. and Recovery Solutions & Technologies, Inc. (“Seller”) for the benefit of NFS Leasing. Inc (“Buyer”). which is attached hereto as Exhibit A (the “Bill of Sale”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Bill of Sole. To the extent there is any conflict between this Amendment and the terms and conditions of the Bill of Sale, this Amendment shall prevail.

Buyer and Seller hereby agree to amend the Bill of Sale as follows:

1.	The consideration of $1,500,000.00 recited in the first paragraph of the Bill of Sale shall be increased to $1,700,000.00

Except as amended hereby, the Bill of Sale is restated and shall remain in full force and effect.

EXECUTED as an instrument under seal as of April 13, 2017.

BUYER: NFS Leasing, Inc.		SELLER: GlyEco Inc and Recovery Solutions & Technologies Inc.

Individual Seller: GlyEco, Inc.

By:	/s/ Mark Blaisdell	By:	/s/ Ian Rhodes

Name:	Mark Blaisdell	Name:	Ian Rhodes

Title:	VP – Finance	Title:	CEO

Date:	4/14/2017	Date:	4-14-17

Individual Seller: Recovery Solutions & Technologies, Inc.

		By:	/s/ Ian Rhodes

		Name:	Ian Rhodes

		Title:	CEO

		Date:	4-14-17